August 16, 2023 U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549

Re: Littelfuse, Inc.
File No. 0-20388

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Littelfuse, Inc. dated August 16, 2023, and agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ GRANT THORNTON LLP